Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of August 9, 2017

Among

TOPS MARKETS II CORPORATION

TOPS HOLDING LLC,

THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

9.000% SENIOR AMORTIZING NOTES DUE 2021

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	12.02; 12.05
(b)	11.05
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	11.05
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross-Reference Table is not part of the Indenture.

-i-

-ii-

-iii-

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit B-1	Form of Certificate for Acquiring Institutional Accredited Investor
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

-iv-

INDENTURE, dated as of August 9, 2017, among Tops Markets II Corporation, a Delaware corporation (“Tops Markets II”), Tops Holding LLC, a Delaware limited liability company (the “Company”), Tops Holding II Corporation, a Delaware corporation (“Holdings”), the Guarantors (as defined herein) listed on the signature pages hereto and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation of an issue of $67,511,000 aggregate principal amount of 9.000% Senior Amortizing Notes due 2021 (the “Notes”);

WHEREAS, the Issuers, Holdings and the Guarantors have duly authorized the execution and delivery of this Indenture;

WHEREAS, all things necessary (i) to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Issuers, and (ii) to make this Indenture a valid agreement of the Issuers, Holdings and the Guarantors all in accordance with their respective terms, have been done; and

NOW, THEREFORE, the Issuers, Holdings, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend, the OID Legend, if applicable, and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued as a result of the exchange of HoldCo Notes for Notes by QIBs in the Exchange Offer.

“2017 Notes Issue Date” means December 20, 2012.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (1) existing at the time such other Person is consolidated or merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person, or (2) assumed in connection with the acquisition of assets from such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of such acquisition, as the case may be.  Notwithstanding the foregoing, Acquired Indebtedness shall not include Indebtedness of such other Person that is extinguished, retired or repaid substantially concurrently with such other Person becoming a Restricted Subsidiary of, or at the time it is consolidated or merged with or into, such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1)any Capital Stock of any Restricted Subsidiary;

(2)all or substantially all of the properties and assets of any division or line of business of an Issuer or any Restricted Subsidiary; or

(3)any other properties or assets (including any transfer by written contract by an Issuer or any Restricted Subsidiary to any other Person of any of their rights to receive all or a portion of the proceeds from the sale by the Company or any Restricted Subsidiary of any such asset or properties) of an Issuer or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A)that is governed by the provisions of Section 5.01;

(B)that is by an Issuer to any Restricted Subsidiary or by any Restricted Subsidiary to an Issuer or any Restricted Subsidiary or that is the issuance of Capital Stock by a Restricted Subsidiary to an Issuer or to another Restricted Subsidiary (other than a Securitization Entity);

(C)that would be a Restricted Payment permitted to be made pursuant to Section 4.04 or a Permitted Investment;

(D)that is a disposition of Receivables and Related Assets in a Qualified Securitization Transaction;

(E)that are obsolete, damaged or worn out equipment or otherwise unsuitable for use in the ordinary course of business;

(F)that is the disposition of Capital Stock of, or other Investment in, an Unrestricted Subsidiary;

(G)that is the sale or other disposition of cash or Cash Equivalents or the voluntary termination of Hedging Obligations;

(H)that is the sale, transfer or disposition deemed to occur in connection with creating or granting any Liens permitted by Section 4.06;

(I)the Fair Market Value of which in the aggregate does not exceed $5.0 million in any transaction or series of related transactions;

(J)consisting of the licensing of any intellectual property in the ordinary course of business of the Company and its Restricted Subsidiaries;

(K)to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(L)that is a transfer of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such net cash proceeds are deemed to be Net Cash Proceeds and are applied in accordance with Section 4.07;

(M)that is a foreclosure on assets or a disposition of Investments or receivables in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceedings; or

(N)that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the Board of Directors or comparable governing body of an Issuer or any Guarantor, as the case may be, or any duly authorized committee of such board or comparable governing body.

“Borrowing Base” means, as of any date of determination, the sum of (i) 90% of credit card receivables and health care receivables of the Company and its Restricted Subsidiaries, (ii) 85% of trade receivables of the Company and its Restricted Subsidiaries, (iii) 85% of the appraised value of prescription lists of the Company and its Restricted Subsidiaries and (iv) 90% of the net orderly liquidation value of the inventory of the Company and its Restricted Subsidiaries (based on the most recent third party appraisal of such inventory received by the Company), in the case of each of clauses (i) through (iv), on a consolidated basis as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available, in each case on a pro forma basis to give effect to any acquisition after such balance sheet date and on or prior to such date of incurrence.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1)securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(2)certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million;

(3)repurchase obligations for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) above;

(5)commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within one year after the date of creation thereof;

(6)marketable short-term money market and similar securities having a rating of least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation thereof;

(7)repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(8)Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency); and

(9)investment funds investing 95% of their assets in cash and securities of the types described in clauses (1) through (8) above.

“Cash Management Services” means any one or more of the following types of services or facilities provided to the Company or any of its Subsidiaries:  (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards and (f) credit or debit cards.

“Change of Control” means the occurrence of any of the following events:

(1)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2)the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its and its Restricted Subsidiaries’ assets to any Person, other than a Permitted Holder, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than, in each case, in connection with any transaction or series of transactions where, immediately after such transaction or series of transactions, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee Person; or

(3)Tops Markets, LLC ceases to be a Subsidiary of the Company other than in a transaction which complies with Section 5.01.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated EBITDA” means for any period, the sum, without duplication, of (A) Consolidated Net Income (Loss), (B) in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Non-cash Charges, (iv) the amount of any expenses in connection with any actual or proposed Investment, incurrence or repayment of Indebtedness, issuance of Capital Stock or acquisition or disposition outside the ordinary course of business, (v) expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition (including the acquisition of the Company) to the extent reimbursed in cash and such indemnification payments are not otherwise included in Consolidated EBITDA and (vi) commissions, discounts, yield and other fees and expenses (including interest expense) related to any Qualified Securitization Transaction, in each case, for such period, of such Person and its Restricted Subsidiaries all determined in accordance with GAAP and (C) proceeds from any business interruption insurance to the extent not otherwise included in Consolidated Net Income, and less (D) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue and other than non cash items to the extent they represent the reversal of an accrual of, or cash reserve for, anticipated charges made in any prior period or which will result in the receipt of cash in a future period); provided, that with respect to any period ending prior to the Issue Date, Consolidated EBITDA shall be calculated after giving effect, without duplication, to the adjustments set forth in the calculation of “Indenture Adjusted EBITDA” in the Offering Memorandum.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period of the most recent four fiscal quarters for which internal consolidated financial statements of the Company are available (the “Four Quarter Period”), the ratio of:

(a)Consolidated EBITDA for such Four Quarter Period to

(b)Consolidated Interest Expense for such Four Quarter Period (but excluding from Consolidated Interest Expense for this purpose the accretion of original issue discount on the Notes issued on the Issue Date),in the case of each of clauses (a) and (b) after giving pro forma effect to:

(1)the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such Four Quarter Period;

(2)the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such Four Quarter Period as if such Indebtedness was incurred, repaid or retired at the beginning of such Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such Four Quarter Period);

(3)in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such Four Quarter Period;

(4)(i) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness and (ii) any cost savings initiatives, in each case since the first day of such Four Quarter Period, and prior to the date of determination, assuming such acquisition or disposition had been consummated on the first day of such Four Quarter Period; and

(5)if since the beginning of such Four Quarter Period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such Four Quarter Period shall have made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, such acquisition, disposition, merger or consolidation assuming such acquisition, disposition, merger or consolidation had occurred on the first day of such Four Quarter Period;

provided that:

(1)in making such computation, the Consolidated EBITDA and Consolidated Interest Expense attributable to discontinued operations will be excluded;

(2)in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire Four Quarter Period and (B) which was not outstanding during the Four Quarter Period which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, in each case taking into account any Interest Rate Agreements;

(3)in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable Four Quarter Period; and

(4)whenever pro forma effect is to be given to an acquisition, disposition or cost savings initiative, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company.  Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company, as set forth in an Officer’s Certificate, to reflect (A) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, disposition or cost savings initiative and (B) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 4 to the “Summary Historical Consolidated Financial and Operating Data” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Four Quarter Period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable, (y) in the case of any actions in connection with an acquisition or disposition, such actions are reasonably expected to be taken no later than six months after such transaction and (z) in connection with any cost savings initiatives not in connection with an acquisition or disposition, the maximum amount of any increase to Consolidated EBITDA for any period pursuant to this definition as a result of such initiatives shall not exceed 15% of Consolidated EBITDA for such period (prior to any increase thereto pursuant to this definition).

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of:

(a)the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation,

(1)amortization of debt discount,

(2)the net cost (benefit) associated with Interest Rate Agreements (including amortization of discounts),

(3)the interest portion of any deferred payment obligation,

(4)all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance and

(5)accrued interest,

and excluding (i) accretion or accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (iii) any “additional interest” payable with respect to securities pursuant to any registration rights or similar agreement and (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses; plus

(b)(1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2)all capitalized interest of such Person and its Restricted Subsidiaries, plus

(c)the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries, plus

(d)dividend requirements of the Company with respect to Redeemable Capital Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be), less

(e)interest income of such Person and its Restricted Subsidiaries.

“Consolidated Net Income (Loss)” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication:

(1)all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto);

(2)the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its consolidated Restricted Subsidiaries;

(3)any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and any non-cash charges incurred relating to the underfunded portion of any pension plan;

(4)gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business;

(5)solely for purposes of determining the amount available for Restricted Payments pursuant to Section 4.04(a)(3)(A), the net income of any Restricted Subsidiary that is not a Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter, any agreement, or applicable law, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary;

(6)any net gain or loss arising from the acquisition of any securities or extinguishment or conversion of any Indebtedness or Hedging Obligations of such Person;

(7)any non-cash goodwill or asset impairment charges, any non-cash write downs attributable to joint ventures held by the Issuers or any of their Restricted Subsidiaries and the amortization of intangibles, in each case pursuant to GAAP;

(8)any non-cash charges resulting from the application of SFAS No. 123 and any other non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;

(9)all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness;

(10)the cumulative effect of a change in accounting principles during such period and any amounts attributable to LIFO (“last in-first out”) inventory adjustments;

(11)unrealized gains and losses from Hedging Obligations or “embedded derivatives” that require the same accounting treatment as Hedging Obligations;

(12)any purchase accounting adjustments (including, without limitation, the impact of writing up inventory, deferred marketing and deferred financing costs or deferred revenue at fair value), amortizations, impairments, write-offs, or non-cash charges with respect to purchase accounting with respect to any acquisition, disposition, merger, consolidation, amalgamation or similar transactions; and

(13)any unusual or non-recurring items and any restructuring charges or reserves, including, without limitation, in connection with an acquisition made after the Issue Date (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees).

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.04(a)(3)(E).

“Consolidated Net Tangible Assets” means, at any time, Total Assets at such time minus the sum of (1) all current liabilities of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, all as determined by the Company’s most recent consolidated balance sheet and computed on a pro forma basis to give effect to any acquisition or disposition of assets outside the ordinary course of business made after such balance sheet date and on or prior to the date of determination.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidated Secured Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries that is secured by a Lien on the assets of the Company and its Restricted Subsidiaries and that would be required to be reflected on a consolidated balance sheet (excluding the notes thereto) of the Company as of such date.  For the avoidance of doubt, Consolidated Secured Debt shall include Capital Lease Obligations.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt on the date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending prior to such date for which the Company has internal consolidated financial statements available, in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries that would be required to be reflected on a consolidated balance sheet (excluding the notes thereto) of the Company as of such date.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on the date of determination to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending prior to such date for which the Company has internal consolidated financial statements available, in each case with such pro forma adjustments to Consolidated EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Issuers.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 30, 2016, by and among Tops Markets, LLC, as the lead borrower, the other borrowers party thereto, the Guarantors party thereto, the various lenders and agents party thereto and Bank of America, N.A. as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors.

“Credit Facility” means one or more credit or debt facilities (including, without limitation, any credit or debt facilities provided under the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders).

“Currency Agreements” means foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value, as set forth in an Officer’s Certificate, of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale.

“Equity Offering” means any public offering for cash of common stock or Preferred Stock (other than Redeemable Capital Stock) of the Company or, to the extent the proceeds are contributed to the Company, a direct or indirect parent company of the Company (other than public offerings with respect to a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Offer” means the offer to exchange HoldCo Notes for the Notes as described in the Offering Memorandum.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.  Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith if the Fair Market Value exceeds $15.0 million, otherwise, by the principal financial officer of the Company acting in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of an Issuer that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under the Credit Agreement.

“Franchise Deposits” means the net balances paid by the franchisees of the Company or its Restricted Subsidiaries under the terms of their respective franchise agreements.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1)the Financial Accounting Standards Board’s FASB Accounting Standards Codification; and

(2)the rules and regulations of the SEC with respect to generally accepted accounting principles, including those governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except, with respect to any reports or financial information required to be delivered pursuant to Section 4.13 which shall be prepared in accordance with GAAP as in effect on the date thereof.

For purposes of this definition, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries but does not include any Unrestricted Subsidiary.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(j).

“Government Securities” means securities that are:

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of “Indebtedness” below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(1)to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

(2)to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

(3)to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

(4)to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance; or

(5)otherwise to assure a creditor against loss;

provided that the term “Guaranteed Debt” shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business or (ii) any guarantee by the Company or any of its Restricted Subsidiaries of obligations in respect of customers for check cashing and short term lending products in the ordinary course of business consistent with industry standards.

“Guarantor” means any Subsidiary of the Issuers (other than Tops Markets II and TM1, LLC) which is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to Section 4.08 until such Person’s Guarantee is released in accordance with this Indenture or until a successor replaces such Person pursuant to Section 5.01 and, thereafter, shall mean such successor.  For the avoidance of doubt, Holdings shall not constitute a “Guarantor.”

“Hedging Obligations” means the obligations under Currency Agreements, Commodity Price Protection Agreements and Interest Rate Agreements.

“HoldCo Notes” means Holdings’ 8.750%/9.500% Senior Notes due 2018.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Holdings” has the meaning set forth in the recitals hereto.

“Indebtedness” means, with respect to any Person, without duplication:

(1)all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities;

(2)all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(3)all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

(4)all obligations under Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(5)all Capital Lease Obligations of such Person;

(6)all Indebtedness referred to in clauses (1) through (5) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, other than a pledge of Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided the amount of Indebtedness will be the lesser of the Fair Market Value of such property on the date of determination and the amount of Indebtedness of such other Person;

(7)all Guaranteed Debt of such Person;

(8)all Redeemable Capital Stock issued by such Person or Preferred Stock of a Restricted Subsidiary (other than an Issuer) of such Person that is not a Guarantor valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(9)all amounts outstanding and other obligations of such Person in respect of a Qualified Securitization Transaction.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Obligations” means the obligations of the Issuers and any other obligor under this Indenture or under the Notes, including any Guarantor and Holdings, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the respective terms thereof (including any interest, fees and other expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding, whether or not such interest is an allowed claim under applicable state, federal or foreign law).

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insolvency or Liquidation Proceeding” means:

(1)any case commenced by or against the Issuers or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuers or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuers or any Guarantor or any similar case or proceeding relative to the Issuers or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuers or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)any other proceeding of any type or nature in which substantially all claims of creditors of the Issuers or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest Payment Date” means March 15 and September 15 of each year to the Maturity Date.

“Interest Rate Agreements” means interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements or arrangements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP.  “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.  If the Company or any Restricted Subsidiary of an Issuer sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of an Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of an Issuer (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.04.

“Issue Date” means the original issue date of the Notes under this Indenture.

“Issuers” means Tops Markets II Corporation, a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and Tops Holding LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuers” shall mean each such successor Person.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired; provided that in no event shall an operating lease be deemed to constitute a Lien.  A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Maturity” means, when used with respect to the Notes, the date on which all or any portion of the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture (including pursuant to a Mandatory Sinking Fund Redemption), whether at Stated Maturity, on a Mandatory Sinking Fund Payment Date, the offer date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption, Mandatory Sinking Fund Redemption or otherwise.

“Maturity Date” means March 15, 2021.

“Minimum Liquidity Condition” means, as of any date of determination, the unused borrowing availability of the Company or any of its Restricted Subsidiaries under any Credit Facilities outstanding under Section 4.03(b)(1) (calculated based on the Borrowing Base at such time less any outstanding loans or borrowings thereunder (but without subtracting or giving effect to the outstanding amount of undrawn letters of credit issued thereunder)) together with unrestricted cash and Cash Equivalents held at such time by the Company or any of its Restricted Subsidiaries is not less than $80.0 million.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means:

(a)with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of:

(1)brokerage commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale,

(2)provisions for all taxes payable as a result of such Asset Sale,

(3)payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(4)in the case of an Asset Sale by a Restricted Subsidiary, distributions and other payments made to minority shareholders, partners or members of such Restricted Subsidiary as a result of such Asset Sale,

(5)amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

(6)appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(b)with respect to any issuance or sale of Subordinated Indebtedness, or Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 4.04, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person as to which the Company and any Restricted Subsidiary may not be directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness except for a Lien on the Capital Stock of an Unrestricted Subsidiary to the creditors thereof which is not recourse to any other assets of the Company or a Restricted Subsidiary), and which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment of Indebtedness of the Company or any Restricted Subsidiary to be accelerated or payable prior to its Stated Maturity.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Company’s Board of Directors.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning set forth in the recitals hereto.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Confidential Offering Memorandum and Consent Solicitation Statement dated July 10, 2017 relating to the Exchange Offer and the Notes.

“Officer” means the chairman of the Board of Directors, the chief executive officer, chief financial officer, the president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

“OID Legend”  means the legend set forth in Section 2.06(g)(iv) to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel.  The counsel may be an employee of or counsel to the Issuers.

“Parent Guarantee” means the unsecured guarantee by Holdings of the Issuers’ Indenture Obligations.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that is not contractually subordinated to the Notes or the Guarantees.  For the avoidance of doubt, Pari Passu Indebtedness shall include Capital Lease Obligations.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business similar, reasonably related, complementary, incidental or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Holders” means (i) each member of management of the Issuers and any other Persons who are holders of Voting Stock of Tops MBO Corporation on the Issue Date, (ii) any Permitted Parent and (iii) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act or any successor provision) of which any of the Persons referred to in clause (i) is a member, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such members of management and Persons that hold Voting Stock of Tops MBO Corporation referred to in clause (i) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group.”  Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of Section 4.09 will thereafter, together with its Affiliates, constitute a Permitted Holder.

“Permitted Holdings Notes Payments” means payments made to fund (i) regularly scheduled payments of interest in respect of the HoldCo Notes to the extent required by the HoldCo Notes as in effect on the date hereof, (ii) payments of principal and redemption or reasonable tender premiums and expenses in respect of the HoldCo Notes outstanding at such time in an amount not to exceed $6.5 million per calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) so long as immediately after giving effect to any such payment, the Minimum Liquidity Condition is satisfied, (iii) payments of principal and redemption or reasonable tender premiums and expenses in respect of the HoldCo Notes outstanding at such time with the proceeds of an incurrence of unsecured Indebtedness permitted to be incurred under Section 4.03(b)(12), and (iv) payments of principal and redemption or reasonable tender premiums and expenses in respect of the HoldCo Notes outstanding at such time with the proceeds of an incurrence of Indebtedness under any Credit Facility pursuant to Section 4.03(b)(1) or the proceeds of an incurrence of Permitted Senior Secured Obligations, in each case, so long as immediately after giving effect to such payment, (x) the Consolidated Secured Debt Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 5.00:1.00 and (y) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03(a).

“Permitted Investment” means:

(1)Investments in the Company or any Restricted Subsidiary (other than a Securitization Entity or any Person which, as a result of such Investment), (a) becomes a Restricted Subsidiary (other than a Securitization Entity) or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Securitization Entity);

(2)Investments in Cash Equivalents;

(3)Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted by Section 4.07 to the extent such Investments are non-cash proceeds as permitted under such Section;

(4)Investments by the Company or a Restricted Subsidiary in a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment is in the good faith determination of the Company necessary or advisable to effect such Qualified Securitization Transaction;

(5)(x) Investments in existence on the Issue Date and (y) an Investment in any Person to the extent such Investment replaces or refinances an Investment covered by clause (x) above or this clause (y) in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the Investment under clause (y) is on terms and conditions not materially less favorable to the Company and its Restricted Subsidiaries taken as a whole than the Investment being replaced or refinanced;

(6)Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of the Company or acquired with the net cash proceeds received by the Company after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Capital Stock) of the Company; provided that such Net Cash Proceeds are used to make such Investment within 30 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from Section 4.04(a)(3)(B);

(7)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(8)loans or advances to employees of the Issuers for bona fide business purposes of the Issuers and any Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

(9)any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure by the Company or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)other Investments in the aggregate amount outstanding at any one time not to exceed $25.0 million;

(11)Hedging Obligations permitted under Section 4.03(b)(6);

(12)guarantees of Indebtedness permitted under Section 4.03(b)(5);

(13)Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment; and

(14)advances to, or guarantees of Indebtedness of, employees not in excess of $2.5 million outstanding at any one time, in the aggregate.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Lien” means:

(a)any Lien existing as of the Issue Date (other than Liens on Indebtedness securing the Credit Agreement and the Senior Secured Notes);

(b)any Lien with respect to the Credit Agreement or any other Credit Facility so long as the aggregate principal amount outstanding under the Credit Agreement or any successor Credit Facility does not exceed the principal amount which could be borrowed under clause (1) of the definition of “Permitted Indebtedness”;

(c)any Lien arising by reason of:

(1)any judgment, decree or order of any court, so long as such Lien is promptly adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)taxes, assessments or other governmental charges or claims not yet delinquent or which are being contested in good faith;

(3)security for payment of workers’ compensation or other insurance and other social security legislation;

(4)good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money);

(5)zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuers or any Restricted Subsidiary or the value of such property for the purpose of such business;

(6)deposits to secure public or statutory obligations or levies, or in lieu of surety or appeal bonds;

(7)operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(8)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(9)operation of law in favor of customs and revenue authorities to secure the payment of customs duties in connection with the importation of goods;

(10)operation of law under Article 4 of the UCC in connection with the collection of items provided for therein or under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods; or

(11)consignment or similar arrangements for the sale by the Company or its Restricted Subsidiaries of goods through third parties in the ordinary course of business;

(d)any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Issuers or any Restricted Subsidiary and which does not extend to any assets other than the assets acquired;

(e)any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord’s liens), subleases, warranty obligations, tenders, liability to insurance carriers, statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Issuers or any Restricted Subsidiary;

(f)any Lien securing obligations under Cash Management Services, Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements;

(g)any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with this Indenture (including, but not limited to, clause (7) of the definition of “Permitted Indebtedness”);

(h)leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuers or any Restricted Subsidiary;

(i)banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution which are within the general parameters customary in the banking industry;

(j)Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that any such Lien may not extend to any other property owned by the Issuers or any Restricted Subsidiary and assets fixed or appurtenant thereto;

(k)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuers or another Restricted Subsidiary (other than a Securitization Entity);

(l)Liens securing the Notes and the Guarantees;

(m)Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

(n)Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of a Restricted Subsidiary that is not a Guarantor incurred in accordance with Section 4.03;

(o)Liens securing Permitted Senior Secured Obligations;

(p)any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o) and this clause (p) so long as no additional collateral is granted as security thereby and the amount of Indebtedness secured thereby is not increased except by an amount equal to the lesser of (i) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Obligations being extended, renewed, refinanced or replaced or (ii) the amount of premium or other payment actually paid at such time to extend, renew, refinance or replace the Obligations, plus, in either case, the amount of accrued interest, fees and expenses of the Company and its Restricted Subsidiaries incurred in connection with such refinancing;

(q)Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes;

(r)in addition to the items referred to in clauses (a) through (q) above and clause (s) below, Liens on property or assets of the Issuers or any Restricted Subsidiary securing obligations in an aggregate amount which, when taken together with the aggregate amount of all other Liens securing obligations incurred pursuant to this clause (r) and then outstanding, will not exceed $15.0 million; and

(s)Liens in respect of the Senior Secured Notes.

“Permitted Parent” means (a) any direct or indirect parent of the Company or of any surviving or transferee Person with or into which the Company merges or to which the Company sells, assigns, conveys, leases or otherwise transfers all or substantially all of its and its Restricted Subsidiaries’ assets so long as, in each case, Permitted Holders pursuant to clause (i) and/or (iii) of the definition thereof beneficially own, directly or indirectly, 50% or more of the Voting Stock of such parent and (b) any Public Company until such time as any “person” or “group” (other than any Permitted Holder) is deemed to be or becomes a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company.

“Permitted Senior Secured Obligations” means obligations under any Indebtedness provided that (i) immediately after giving effect to the incurrence of such Permitted Senior Secured Obligations, the Consolidated Total Debt Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.25:1.00 or (ii) all of the proceeds of such Permitted Senior Secured Obligations are used to make a Permitted Holdings Notes Payment pursuant to (and in compliance with) clause (iv) of the definition thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“plan of reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Issuers or a Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Issuers or a Restricted Subsidiary at any time after the Issue Date; provided that:

(1)the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 360 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, constructed or acquired, any additions and accessions thereto and any proceeds therefrom;

(2)at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase or construction of additions, improvements and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

(3)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Issuers or their Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuers or any Restricted Subsidiary pursuant to which (a) the Issuers or any Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity its interests in Receivables and Related Assets and (b) such Securitization Entity transfers to any other Person, or grants a security interest in, such Receivables and Related Assets, pursuant to a transaction customary in the industry which is used to achieve a transfer of financial assets under GAAP.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Issuers or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed (at the option of the holders thereof) prior to the Maturity Date of the Notes (other than upon a change of control of or sale of assets by the Issuers or any Restricted Subsidiary in circumstances where the Holders would have similar rights), or is convertible into or exchangeable for, debt securities at any time prior to the Maturity Date of the Notes at the option of the holder thereof; provided, however, that (1) only the portion of such Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Redeemable Capital Stock and (2) with respect to any Capital Stock issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (3) if any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Redeemable Capital Stock, such Capital Stock shall not be deemed to be Redeemable Capital Stock.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a Global Note substantially in the form of Exhibit A-1 hereto, bearing the Global Note Legend, the OID Legend, if applicable, and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Regulation S.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A-2, bearing the OID Legend, if applicable, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(v) to be placed on the Regulation S Temporary Global Note.

“Replacement Assets” means (1) properties or assets to replace the properties or assets that were the subject of an Asset Sale, (2) properties and assets that will be used in businesses of the Issuers or any Restricted Subsidiary, as the case may be, existing at the time such assets are sold or (3) Capital Stock of a Person, the principal portion of whose assets consist of such property or assets.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend and, if applicable, the OID Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and, if applicable, the OID Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.12.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw‑Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Securitization Entity” means a Subsidiary of the Company to which the Issuers or any Subsidiary of the Issuers transfers Receivables and Related Assets that engages in no activities other than in connection with the financing of Receivables and Related Assets and that is designated by the Company’s Board of Directors (as provided below) as a Securitization Entity and:

(a)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1)is guaranteed by the Issuers or any Restricted Subsidiary (excluding guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(2)is recourse to or obligates the Issuers or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(3)subjects any property or asset of the Issuers or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)with which neither the Issuers nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Issuers or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuers, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(c)to which neither Issuer nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction.

“Securitization Repurchase Obligation” means any obligation of a seller of Receivables and Related Assets in a Qualified Securitization Transaction to repurchase Receivables and Related Assets arising as a result of a breach of a representation, warranty or covenant or otherwise that are customary for an accounts receivable securitization transaction, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Secured Notes” means those certain 8.000% senior secured notes due 2022 issued by the Issuers to certain holders thereof under the Senior Secured Notes Indenture on the Senior Secured Notes Issue Date.

“Senior Secured Notes Indenture” means that certain indenture among the Issuers, the Guarantors, Holdings, the Trustee and the Collateral Agent (as defined therein), dated as of June 10, 2015, as amended, supplemented and modified from time to time.

“Senior Secured Notes Issue Date” means June 10, 2015.

“Significant Subsidiary” means, at any time, any Restricted Subsidiary that qualifies at such time as a “significant subsidiary” within the meaning of Regulation S-X promulgated by the SEC (as in effect on the Issue Date).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuers or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including without limitation, those relating to the servicing of the assets of a Securitization Entity; it being understood that any Securitization Repurchase Obligation that is customary in a Qualified Securitization Transaction shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Issuers or a Guarantor that is contractually subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means:

(1)any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof; or

(2)any limited partnership of which such Person or any Subsidiary of such Person is a general partner; or

(3)any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding voting power of the partnership or similar interests.

“Tax Distributions” means Restricted Payments made to a direct or indirect holder of Capital Stock of Holdings, an Issuer or a Guarantor that is a Restricted Subsidiary in respect of any taxable period in an aggregate amount for all such holders equal to the product of (a) the taxable income of the Issuers and each Guarantor that is a Restricted Subsidiary for such period and (b) the highest combined marginal federal, state and local tax rate applicable to individuals living in New York City, provided that Tax Distributions may be made not more frequently than quarterly with respect to each period for which an installment of estimated tax would be required to be paid by the direct or indirect holders of Capital Stock of Holdings, an Issuer or a Guarantor that is a Restricted Subsidiary, except that an additional final Tax Distribution may be made after the final taxable income of the Issuers and the Guarantors that are Restricted Subsidiaries has been determined.

“Total Assets” of the Company means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries on a consolidated basis as of such date in accordance with GAAP (but excluding amounts attributable to Investments in or assets of any Unrestricted Subsidiary).

“Transactions” means, collectively, (i) issuance of the Notes, (ii) the Exchange Offer and (iii) any other related transactions, in each case, as described in the Offering Memorandum.

“Transfer Agent” means the Person specified in Section 2.03 as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes for transfer or exchange pursuant to this Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with Section 7.08 and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York shall apply, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and the OID Legend, if applicable, and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than an Issuer) designated as such pursuant to and in compliance with Section 4.12.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02	Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.09
“Change of Control Purchase Date”	4.09
“Change of Control Purchase Notice”	4.09
“Change of Control Purchase Price”	4.09
“Company”	Preamble
“Covenant Defeasance”	8.03
“Designation Amount”	4.12
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.07
“Holdings”	Preamble
“incur”	4.03
“Legal Defeasance”	8.02
“Mandatory Sinking Fund Payment Amount”	3.08
“Mandatory Sinking Fund Payment Date”	3.08
“Mandatory Sinking Fund Redemption”	3.08
“Material Indebtedness”	6.01
“Note Register”	2.03
“Offer”	4.07
“Paying Agent”	2.03
“Permitted Indebtedness”	4.03
“Permitted Payment”	4.04
“Pro Rata Reduction”	3.08
“refinancing”	4.04
“Registrar”	2.03
“Restricted Payment”	4.04
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Tops Markets II”	Preamble

Section 1.03	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes, the Guarantees and the Parent Guarantee means the Issuers, the Guarantors and Holdings, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04	Rules of Construction.

Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;

(d)words in the singular include the plural, and in the plural include the singular;

(e)“will” shall be interpreted to express a command;

(f)provisions apply to successive events and transactions;

(g)references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j)“including” means “including without limitation.”

Section 1.05	Acts of Holders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)The ownership of Notes shall be proved by the Note Register.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e)The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)Without limiting the generality of the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h)The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(c)Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $67,511,000, which is the aggregate principal amount of Notes issued under this Indenture on the Issue Date.  No additional Notes may be issued under this Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, Holdings, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Offer as provided in Section 4.07 or a Change of Control Offer as provided in Section 4.09.  The Notes shall not be redeemable, other than as provided in Article 3.

(d)Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02	Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of the Issuers’ order (an “Authentication Order”), authenticate and deliver the Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated.  The Issuers shall not have the ability to issue additional Notes under this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03	Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), including an office or agency for such purposes in the City of New York, which shall initially be the corporate trust office of the Trustee located in the City of New York.  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  Either Issuer or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money.  If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a)Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies either of the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) the Issuers in their sole discretion execute and deliver an Officer’s Certificate stating that such Global Note shall be so exchangeable.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) and (j).

(b)Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided, further, that in no event shall a beneficial interest in an Unrestricted Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuers. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)the Registrar receives the following:

(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to the Issuers or any of their Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend, the OID Legend, if applicable, and the Regulation S Temporary Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if:

(A)the Registrar receives the following:

(1)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such Restricted Definitive Note is being transferred to the Issuers or any of their Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)the Registrar receives the following:

(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (d)(ii)(A), (d)(ii)(B) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)the Registrar receives the following:

(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)[Reserved].

(g)Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)Private Placement Legend.

(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE NOTE

EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT:

(A)  SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)(a)  INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE), (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND OTHER CERTIFICATIONS AND DOCUMENTS IF THE ISSUERS SO REQUEST),

(ii) TO AN ISSUER, OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE BY THE HOLDER OR BY ANY INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (j) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)IAI Note Legend.  Each Definitive Note held by an Institutional Accredited Investor shall bear a legend in substantially the following form:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(iv)OID Legend.  Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: TOPS HOLDING II CORPORATION, PO BOX 1027, BUFFALO, NEW YORK 14240-1027 ATTENTION: CHIEF FINANCIAL OFFICER.”

(v)Regulation S Temporary Global Note Legend.  Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

(h)Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.  If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.07, 4.09 and 9.05).

(iii)Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of 15 Business Days before the day of mailing of notice of redemption of Notes for redemption pursuant to Section 3.03 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 2.03, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.06.

(ix)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)Automatic Exchange from Restricted Global Note to Unrestricted Global Note.  At the option of the Issuers and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note.  In order to effect such exchange, the Issuers shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged.  As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuers, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act.  The Issuers may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel.  Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

Section 2.07	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Article 3 or Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, Mandatory Sinking Fund Payment Date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.

Section 2.10	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuers of such special record date.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers and provision of such notice information, the Trustee in the name and at the expense of the Issuers) shall deliver or cause to be delivered, electronically or first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers

The Issuers in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 15 Business Days (or such shorter period as is agreed to by the Trustee) before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 3.03 but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

The Issuers shall furnish to the Trustee, at least 15 Business Days (or such shorter period as is agreed to by the Trustee) before but not more than 60 days before a Mandatory Sinking Fund Payment Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the Mandatory Sinking Fund Redemption shall occur, (ii) the Mandatory Sinking Fund Payment Date and (iii) the Mandatory Sinking Fund Payment Amount, together with any calculations necessary to determine the Pro Rata Reduction applied to such Mandatory Sinking Fund Payment Amount if applicable.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed (excluding in respect of a Mandatory Sinking Fund Redemption, for which the selection procedure is set forth in Section 3.08(c) below) or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and reasonable and in any event in accordance with the procedures of the Depositary.  In the event of partial redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date or Mandatory Sinking Fund Payment Date, as applicable, by the Trustee from the outstanding Notes not previously called for redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase and, in the case of any Note selected for partial redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase, the principal amount thereof to be redeemed or purchased.  Notes redeemed (including in respect of a Mandatory Sinking Fund Redemption) in part shall be redeemed only in integral multiples of $1,000, and no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption (including in respect of a Mandatory Sinking Fund Redemption) also apply to portions of Notes called for redemption.

Section 3.03	Notice of Redemption.

The Issuers shall deliver or cause to be delivered, electronically or by first class mail, notices of redemption (including in respect of a Mandatory Sinking Fund Redemption) at least 10 days but not more than 60 days before the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11.  Notice of any redemption , (excluding in respect of a Mandatory Sinking Fund Redemption), whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. In addition, if such redemption (excluding in respect of a Mandatory Sinking Fund Redemption) is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price or Mandatory Sinking Fund Amount and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

The notice shall identify the Notes to be redeemed (including CUSIP and/or ISIN numbers) and shall state:

(a)the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable;

(b)the redemption price;

(c)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)the name and address of the Paying Agent;

(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)that, unless the Issuers defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable;

(g)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption (including in respect of a Mandatory Sinking Fund Redemption) in the name of each Issuer and at their expense; provided that the Issuers shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become, subject, to the extent permitted, to any, conditions precedent contained in such notice, irrevocably due and payable on the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, at the redemption price.  The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, interest ceases to accrue on Notes or portions thereof called for redemption (including in respect of a Mandatory Sinking Fund Redemption).

Section 3.05	Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the Redemption Date or Mandatory Sinking Fund Payment Date, as applicable, or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase price of and accrued and unpaid interest on all Notes to be redeemed (including in respect of a Mandatory Sinking Fund Redemption) or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed (including in respect of a Mandatory Sinking Fund Redemption) or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date or Mandatory Sinking Fund Payment Date, as applicable, or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase.  If a Note is redeemed (including in respect of a Mandatory Sinking Fund Redemption) or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or Mandatory Sinking Fund Payment Date, as applicable, or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption (including in respect of a Mandatory Sinking Fund Redemption) or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or Mandatory Sinking Fund Payment Date, as applicable, or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the Redemption Date or Mandatory Sinking Fund Payment Date, as applicable or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed (including in respect of a Mandatory Sinking Fund Redemption) or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder, at the expense of the Issuers, a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed (including in respect of a Mandatory Sinking Fund Redemption) or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07	Optional Redemption.

(a)At any time prior to the Maturity Date, the Issuers may redeem all or a portion of the Notes, on not less than 10 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to (but not including) the Redemption Date, subject to Section 3.05.

(b) In addition to the Issuers’ rights to redeem the Notes as set forth in Section 3.07(a) above, the Issuers and their respective Affiliates may purchase Notes in open-market transactions, negotiated transactions, tender offers or otherwise.

Section 3.08	Mandatory Redemption Prior to Maturity; Mandatory Sinking Fund.

(a)The Issuers shall be required to make mandatory sinking fund redemptions (each such redemption, a “Mandatory Sinking Fund Redemption”), prior to the Maturity Date, on September 15 of each year, commencing September 15, 2018 equal to the principal amount thereof set forth below (the “Mandatory Sinking Fund Payment Amount”) plus accrued interest to the date fixed for redemption (such date, a “Mandatory Sinking Fund Payment Date”) and without premium, as follows:

Mandatory Sinking Fund Payment Date	Mandatory Sinking Fund Payment Amount
September 15, 2018	$13,000,000
September 15, 2019	$17,000,000
September 15, 2020	$20,000,000
March 15, 2021*	Balance

(b)The Mandatory Sinking Fund Payment Amounts are subject to reductions on a pro rata basis based on (i) any partial redemptions of the Notes pursuant to this Indenture or (ii) the principal amount of any Notes purchased by the Issuers in open-market transactions, tender offers or otherwise; provided that in the case of clause (ii), such Notes are delivered to the Trustee for cancellation pursuant to Section 2.11 hereof (a “Pro Rata Reduction”).

(c)For each Mandatory Sinking Fund Redemption, the Notes then-outstanding shall be redeemed pursuant to such Mandatory Sinking Fund Redemption on a pro rata basis and in accordance with Depositary procedures.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Principal, Premium and Interest.

The Issuers shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture, including, without limitation, required Mandatory Sinking Fund Redemptions.

Section 4.02	Corporate Existence.

Subject to Section 5.01, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence (corporate or otherwise) and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the existence (corporate or

*	Maturity Date.

otherwise) of any such Restricted Subsidiary (other than Tops Markets, LLC) if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 4.03	Limitation on Indebtedness.

(a)The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by an Issuer or any Guarantor or constitutes Acquired Indebtedness of the Company or a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which internal consolidated financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0.

(b)Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries may incur the following (collectively, the “Permitted Indebtedness”):

(1)Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

(a)$125.0 million, less, without duplication, (i) any permanent repayment thereof or permanent reduction in commitments thereunder from the proceeds of one or more Asset Sales which are used to repay a Credit Facility pursuant to Section 4.07(b)(i) and (ii) the amount of Indebtedness outstanding at the date of determination pursuant to Section 4.03(b)(8); or

(b)at the time of any incurrence the sum of (i) 90% of credit card receivables and health care receivables of the Company and its Restricted Subsidiaries, (ii) 85% of trade receivables of the Company and its Restricted Subsidiaries, (iii) 85% of the appraised value of prescription lists of the Company and its Restricted Subsidiaries and (iv) 90% of the net orderly liquidation value of the inventory of the Company and its Restricted Subsidiaries (based on the most recent third party appraisal of such inventory received by the Company), in the case of each of clauses (i) through (iv), on a consolidated basis as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available, in each case on a pro forma basis to give effect to any acquisition after such balance sheet date and on or prior to such date of incurrence;

(2)(a) Indebtedness pursuant to the Notes and any Guarantee of the Notes and (b) Indebtedness in respect of the Senior Secured Notes and any Guarantees of the Senior Secured Notes;

(3)Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (excluding Indebtedness referred to in Section 4.03(b)(1) or (b)(2));

(4)Indebtedness of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; provided that (i) any Indebtedness of the Issuers or a Guarantor owing to a Restricted Subsidiary that is not an Issuer or a Guarantor incurred after the Issue Date is unsecured and is subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, and (ii) any disposition or transfer of any such Indebtedness to a Person (other than to an Issuer or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (4);

(5)guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any of its Restricted Subsidiaries (other than guarantees by an Issuer or any Guarantor of Acquired Indebtedness incurred in reliance on Section 4.03(a) of any Person that does not become a Guarantor that is acquired by the Company or any Restricted Subsidiary other than guarantees of such Acquired Indebtedness by any other Person so acquired in connection therewith) which Indebtedness is permitted to be incurred under this Section 4.03;

(6)Indebtedness of the Company or any Restricted Subsidiary pursuant to any:

(a)Interest Rate Agreements;

(b)Commodity Price Protection Agreements; and

(c)Currency Agreements;

(7)Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness in connection with the acquisition or development of real or personal, movable or immovable, property, in each case incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount at any one time outstanding not to exceed 10% of the Company’s Consolidated Net Tangible Assets;

(8)Indebtedness incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-recourse Indebtedness with respect to the Company and its Restricted Subsidiaries (except for Standard Securitization Undertakings);

(9)Indebtedness of the Company or any of its Restricted Subsidiaries (x) in connection with surety, performance, appeal or similar bonds, completion guarantees, or similar instruments entered into in the ordinary course of business or from letters of credit or other obligations in respect of property, casualty or liability insurance, self-insurance, workers’ compensation obligations or similar arrangements or (y) consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(10)Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts such amount need not be inadvertent) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of receipt by the Company or any Restricted Subsidiary of notice of such insufficient funds;

(11)Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or properties;

(12)any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to Section 4.03(a) and Sections 4.03(b)(2), (b)(3) and (b)(15) and the HoldCo Notes, including any successive refinancing; provided that the HoldCo Notes and Indebtedness of the Issuers or a Guarantor may only be refinanced with Indebtedness of the Issuers or a Guarantor and the aggregate principal amount of Indebtedness refinanced is not increased by such refinancing except by an amount equal to the lesser of (a) the stated amount of any premium or other payment contractually required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of accrued interest, fees and expenses of the Issuers, the Guarantors or Holdings incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity of such Indebtedness;

(13)Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit outstanding in reliance on Section 4.03(b)(1) in a principal amount not in excess of the stated amount of such letter of credit;

(14)Indebtedness of the Company and any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to consummate a Legal Defeasance or Covenant Defeasance pursuant to Article 8 or to discharge this Indenture pursuant to Article 11;

(15)Indebtedness of the Company or any Restricted Subsidiaries to officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company to the extent permitted by Section 4.04(b)(9) upon termination, disability or death;

(16)Indebtedness in respect of Franchise Deposits in an aggregate principal amount at any time outstanding not to exceed the sum of (a) $5.0 million plus (b) the amount of any Franchise Deposits cash collateralized plus (c) $1.0 million for each franchise store of the Company or its Restricted Subsidiaries that becomes a franchise store after the Issue Date; and

(17)Indebtedness of the Company or any Restricted Subsidiary in addition to that described in Section 4.03(b)(1) through (16), and any refinancing of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50.0 million outstanding at any one time.

(c)For purposes of determining compliance with this Section 4.03:

(1)In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is permitted to be incurred pursuant to Section 4.03(a), the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or subject to Section 4.03(c)(2), later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.03;

(2)Indebtedness under the Credit Agreement which is in existence or available on or prior to the Issue Date will be deemed to have been incurred on such date under Section 4.03(b)(1), and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

(3)Indebtedness under the Senior Secured Notes, which is in existence on or prior to the Issue Date, will be deemed to have been incurred on such date under Section 4.03(b)(2), and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

(4)Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness;

(5)Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.03; provided, in each such case, that the amount thereof as accrued is included in the Consolidated Fixed Charge Coverage Ratio of the Company;

(6)With respect to any dollar denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred;

(7)The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted; and

(8)The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

(d)The Company will not, and will not cause or permit any Restricted Subsidiary, to directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Indebtedness) of the Company or any Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Restricted Subsidiary. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority.

Section 4.04	Limitation on Restricted Payments.

(a)The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly (each a “Restricted Payment”):

(i)declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than Permitted Holdings Notes Payments and dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, shares of the Company’s Capital Stock;

(iii)make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under Section 4.03(b)(4) or (y) the purchase, repurchase or other acquisition of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition);

(iv)declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) dividends or distributions payable solely in shares of Capital Stock of such Restricted Subsidiary or in options, warrants or other rights to acquire shares of such Capital Stock, (b) to the Company or any of its Restricted Subsidiaries or (c) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)make any Investment (other than any Permitted Investments)

(the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless:

(1)at the time of and after giving effect to such proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing;

(2)at the time of and after giving effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03(a); and

(3)after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (other than Permitted Payments described in Section 4.04(b)(2) through (10) and Section 4.04(b)(13) through (16)) declared (with respect to dividends) or made after the 2017 Notes Issue Date does not exceed the sum of:

(A)50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 7, 2012 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment for which internal financial statements of the Company are available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

(B)100% of the aggregate Net Cash Proceeds and the Fair Market Value of property received after the 2017 Notes Issue Date by the Company either (1) as capital contributions or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in Section 4.04(b)(2) or (b)(3) and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(C)100% of the aggregate Net Cash Proceeds received after the 2017 Notes Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(D)the amount of reductions in the consolidated Indebtedness of the Company and its Restricted Subsidiaries after the 2017 Notes Issue Date upon conversion or exchange of any such Indebtedness into or for Qualified Capital Stock of the Company; plus

(E)100% of the aggregate amount received in cash and the Fair Market Value of property received by the Company or a Restricted Subsidiary by means of (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in Section 4.04(b)(16) below) made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Investments (other than Permitted Investments or to the extent such Investment was a Restricted Payment made in Section 4.04(b)(16) below) by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to Section 4.04(b)(16) below or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date; plus

(F)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; plus

(G)any amount which previously qualified as a Restricted Payment that was not a Permitted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b)The provisions of Section 4.04(a) shall not prohibit the following Restricted Payments (each a “Permitted Payment”):

(1)the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration or call will be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration or call, and the payment itself will be deemed to have been paid on such date of declaration or call and will not also be deemed a Restricted Payment under Section 4.04(a)) (it being understood that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) above only once);

(2)Restricted Payments made in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from Section 4.04(a)(3)(B);

(3)the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from Section 4.04(a)(3)(B);

(4)the repurchase, redemption, defeasance, retirement, or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness:

(a)shall be in a principal amount that does not exceed the principal amount so refinanced, plus the amount of premium or other payment reasonably determined as necessary to refinance the Indebtedness, plus the amount of accrued interest, fees and expenses of the Company incurred in connection with such refinancing;

(b)has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness being refinanced;

(c)has a Stated Maturity for its final scheduled principal payment no earlier than the Stated Maturity for the final scheduled principal payment of the Subordinated Indebtedness being refinanced; and

(d)is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(5)the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of the Capital Stock granted or awarded to an employee to pay taxes associated therewith;

(6)the payment of cash in lieu of the issuance of fractional shares or scrip in connection with the exercise of warrants, options or other securities convertible into or exercisable for Capital Stock of the Company;

(7)the repurchase, redemption, or other acquisition or retirement for value of Redeemable Capital Stock of the Company or a Guarantor made by exchange for, or out of the proceeds of the sale of, Redeemable Capital Stock;

(8)so long as no Default or Event of Default exists or would occur, payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets, that complies with Section 5.01;

(9)the repurchase, retirement or other acquisition or retirement for value of Qualified Capital Stock of the Company, or a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of any of its direct or indirect parent companies, held by any future, present or former employee, director or consultant (or any transferee of the foregoing in connection with estate planning) of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan, shareholders’ agreement or stock option plan or any other management or employee benefit plan or agreement or otherwise in connection with the termination of such Person’s service for the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies; provided, however, that the aggregate Restricted Payments made under this clause (9) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the capital of the Company, Capital Stock of any of the direct or indirect parent companies of the Company, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of their respective direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.04(a)(3); plus

(b)the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date; less

(c)the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) or (b) of this clause (9);

and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company and representing non-cash loans made by the Company to permit members of management to acquire Capital Stock of the Company, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Capital Stock of the Company or any of the Company’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04;

(10)payments of dividends on Redeemable Capital Stock of the Issuers or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary issued in accordance with Section 4.03;

(11)the declaration and payment of dividends on the Company’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the Net Cash Proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Company in or from any such public Equity Offering;

(12)[Reserved];

(13)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness following an Asset Sale or Change of Control pursuant to provisions similar to those set forth in Section 4.07 or Section 4.09 at a purchase price not to exceed 100% of the principal amount thereof (or 101% in the case of a Change of Control Offer as a result of a Change of Control) plus accrued and unpaid interest to the date of purchase; provided that the Company has previously made a Change of Control Offer or Offer, as the case may be, with respect thereto and all Notes tendered by holders in connection therewith have been repurchased to the extent required by Section 4.07 or Section 4.09, as applicable;

(14)the declaration and payment of dividends or the payment of other distributions by the Company or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parents in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a)franchise taxes and other fees, taxes and expenses of any corporate parent required to maintain its corporate existence;

(b)Tax Distributions;

(c)customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d)general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(e)fees and expenses related to any equity or debt offering of such parent entity (whether or not successful); and

(f)cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of any direct or indirect parent of the Company;

(15)distributions or payments of Securitization Fees and purchases of Receivables and Related Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction; and

(16)Restricted Payments made on the Issue Date in connection with the Transactions and other Restricted Payments in an aggregate amount not to exceed $15.0 million.

For clarity purposes, all payments made pursuant to Section 4.04(b)(2) through (10) and Section 4.04(b)(13) through (16) shall not reduce the amount that would otherwise be available for Restricted Payments under Section 4.04(a).

Section 4.05	Limitation on Transactions with Affiliates.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate value in excess of $5.0 million (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary, including any Person that becomes a Restricted Subsidiary as a result of such transaction), unless:

(1)such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party; and

(2)with respect to any transaction or series of related transactions involving aggregate value in excess of $15.0 million, either:

(a)such transaction or series of related transactions has been approved by a majority of the Board of Directors of the Company, or in the event there is only one director, by such director, or

(b)the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i)directors’ fees, consulting fees, employee salaries, bonuses or employment agreements, incentive arrangements, compensation or employee benefit arrangements with any officer, director or employee of the Company or a Subsidiary of the Company, including under any stock option or stock incentive plans, customary indemnification arrangements with officers, directors or employees of the Company or a Subsidiary of the Company, in each case entered into in the ordinary course of business;

(ii)any Restricted Payments made in compliance with Section 4.04 or any Permitted Investment in a Person that is an Affiliate solely as a result of the Company’s and its Restricted Subsidiaries’ Investments in such Person;

(iii)any Qualified Securitization Transaction;

(iv)any issuance or sale of Qualified Capital Stock of the Company to Affiliates;

(v)transactions among the Company and/or any Restricted Subsidiary and/or any entity that is an Affiliate solely as a result of any Investment by the Company and/or such Restricted Subsidiary in such entity;

(vi)loans or advances to employees or consultants of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, without limitation, travel, entertainment and moving expenses) made in compliance with applicable law;

(vii)any transactions undertaken pursuant to any agreements in existence on the Issue Date and described in the Offering Memorandum and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms not materially less favorable when taken as a whole to the Holders than those in effect on the Issue Date;

(viii)the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the holders when taken as a whole;

(ix)the Transactions;

(x)transactions with Unrestricted Subsidiaries, customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Company’s Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(xi)payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the Board of Directors of the Company in good faith.

Section 4.06	Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its properties other than Permitted Liens unless, in each case:

(1)in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property that is senior in priority to such Liens; or

(2)in all other cases, the Notes are equally and ratably secured.

Any Lien created for the benefit of holders of the Notes pursuant to this Section 4.06 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens triggering the obligation to secure the Notes.

Section 4.07	Limitation on Sale of Assets.

(a)The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash, Cash Equivalents or Replacement Assets and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale.

For purposes of Section 4.07(a)(1) above, the following will be deemed to be cash:

(A)the amount of any liabilities (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities);

(B)the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that is converted, sold or exchanged within 180 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange; and

(C)the amount of any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; provided that the aggregate of such Designated Non-cash Consideration received in connection with Asset Sales (and still held) shall not exceed the greater of (x) $10.0 million and (y) 2.0% of Consolidated Net Tangible Assets at any one time (with the Fair Market Value in each case being measured at the time received and without giving effect to subsequent changes in value).

(b)All or a portion of an amount equal to the Net Cash Proceeds of any Asset Sale may be applied by the Company or a Restricted Subsidiary to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement or any Credit Facility):

(i)to permanently repay (x) Senior Indebtedness of the Company (other than Indebtedness owed to the Company or any of its Restricted Subsidiaries) and, in the case of Indebtedness under the Credit Agreement, to correspondingly reduce commitments with respect thereto or (y) Indebtedness of a Restricted Subsidiary and, in the case of Indebtedness under the Credit Agreement, to correspondingly reduce commitments with respect thereto; provided, that if the Company shall so reduce Obligations under any Senior Indebtedness that is not secured by a Lien permitted by this Indenture, the Company will, equally and ratably, reduce Obligations under the Notes by, at its option, (A) redeeming Notes, (B) making an offer (in accordance with the procedures set forth below for an Offer (as defined below)) to all holders to purchase their Notes at a purchase price equal to 100% of the principal amount thereof; plus the amount of any accrued and unpaid interest on the principal amount of Notes to be repurchased or (C) purchasing Notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with this Indenture and applicable securities law;

(ii)to acquire (or enter into a legally binding agreement to acquire), all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business;

(iii)to make a capital expenditure; or

(iv)to invest the Net Cash Proceeds (or enter into a legally binding agreement to invest) in Replacement Assets.

Pending the final application of any such Net Cash Proceeds, the Issuers may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.  If any such legally binding agreement to invest such Net Cash Proceeds is entered into and the Issuers shall have not consummated such investment (or a replacement investment) within 180 days of the date of such binding agreement or within 365 days of such Asset Sale, whichever is later, such Net Cash Proceeds which were to be invested shall constitute “Excess Proceeds”.  The amount of such Net Cash Proceeds not used or invested in accordance with the preceding clauses (i) through (iv) within 365 days (or such later number of days as provided in the preceding sentence) of the Asset Sale constitutes “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereof, or earlier at the option of the Issuers, the Issuers will make an offer (an “Offer”) to all Holders of Notes and to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Section 4.07 with respect to asset sales, in each case, equal to the Excess Proceeds.  The offer price in any Offer will be equal to 100% of the principal amount of the Notes (and 100% of the principal amount or, if different, the accreted value of any Pari Passu Indebtedness) plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture.  If the aggregate principal amount of the Notes and principal amount or, if different, accreted value of the Notes and other Pari Passu Indebtedness (in the case of any other Net Cash Proceeds) tendered into such Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and other Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis.  Upon completion of each Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers may satisfy the foregoing obligations with respect to any Net Cash Proceeds from an Asset Sale by (i) making an Offer with respect to such Net Cash Proceeds or (ii) applying the Net Cash Proceeds towards the repurchase, redemption or other prepayment of Notes and, other Pari Passu Indebtedness, in each case on a pro rata basis as described above in connection with an Offer, and in the case of a prepayment of Notes, at a price at least equal to 100% of the principal amount thereof, in each case of clauses (i) and (ii), prior to the expiration of the relevant 365 day period (or such longer period provided above).

(c)The Issuers will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Company, or the applicable Restricted Subsidiary, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

Section 4.08	Additional Guarantees.

The Issuers will cause within twenty Business Days any Restricted Subsidiary formed or acquired after the Issue Date (other than a Foreign Subsidiary, a Securitization Entity and any Non-Guarantor Restricted Subsidiary if the Fair Market Value of such Non-Guarantor Restricted Subsidiary, together with the Fair Market Value of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $30.0 million) to execute and deliver a supplemental indenture in the form of Exhibit D providing for a Guarantee of the Notes.  In addition, to the extent the collective Fair Market Value of the Company’s Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $30.0 million, the Company shall cause, within twenty Business Days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver a supplemental indenture in the form of Exhibit D providing for a Guarantee of the Notes such that the collective Fair Market Value of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $30.0 million.  In addition, the Company will not permit any Non-Guarantor Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless such Non-Guarantor Restricted Subsidiary simultaneously delivers a supplemental indenture in the form of Exhibit D providing for a Guarantee of the Notes by such Non-Guarantor Restricted Subsidiary.

Section 4.09	Purchase of Notes upon a Change of Control.

(a)If a Change of Control occurs, each Holder of Notes will have the right to require that the Issuers purchase all or any part (in integral multiples of $1,000 except that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”).  In the Change of Control Offer, the Issuers will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date).

(b)Unless Issuers have previously or concurrently delivered a notice of redemption with respect to all of the outstanding Notes pursuant to Section 3.03 within 30 days of any Change of Control or, at the Issuers’ option, prior to such Change of Control but after it is publicly announced, the Issuers must notify the Trustee and give written notice (a “Change of Control Purchase Notice”) of the Change of Control to each Holder of Notes, electronically or by first-class mail, postage prepaid, at its address appearing in the Note Register.  The notice must state:

(i)that a Change of Control has occurred or will occur, the date of such event, and that such Holder has the right to require the Issuers to repurchase such Holder’s Notes at the Change of Control Purchase Price;

(ii)that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(iii)the Change of Control Purchase Date, which shall be fixed by the Issuers on a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(iv)the Change of Control Purchase Price;

(v)that the Change of Control Purchase Price for any Notes which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

(vi)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

(vii)that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control Purchase Notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)that any Note not tendered will continue to accrue interest; and

(ix)that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

(c)On the Change of Control Purchase Date, the Issuers shall, to the extent permitted by law:

(i)accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and

(iii)deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(d)Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Issuers any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Issuers pursuant to clause (ii) of clause (c) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuers and (y) unless otherwise directed by the Issuers in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Issuers together with interest, if any, thereon.

(e)The Issuers shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.09 by virtue of such conflict.

(f)Notwithstanding the foregoing, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 applicable to a Change of Control Offer made by the Issuers and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)The Issuers’ obligation to make a Change of Control Offer to repurchase the Notes may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding pursuant to Section 9.02.

Section 4.10	Reserved.
Section 4.11	Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)pay dividends or make any other distributions on its Capital Stock;

(2)pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)make any Investment in the Company or any other Restricted Subsidiary; or

(4)transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b)Section 4.11(a) will not prohibit any:

(1)encumbrance or restriction pursuant to an agreement or instrument (including, without limitation, the Credit Agreement (and related security documents), the Senior Secured Notes, the Senior Secured Notes Indenture (and related security documents), the Notes, this Indenture and the Guarantees) in effect on the Issue Date or any agreement governing Indebtedness that contains encumbrances and restrictions that are not materially more restrictive than those contained in this Indenture, the Guarantees, the Senior Secured Notes, the Senior Secured Notes Indenture (and related security documents) and the Credit Agreement;

(2)encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to any Restricted Subsidiary or the properties or assets of any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary or such Subsidiary’s Subsidiaries;

(3)encumbrance or restriction pursuant to any agreement governing any Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations permitted to be incurred under Section 4.03;

(4)encumbrance or restriction contained in any Acquired Indebtedness or other agreement of any Person or related to assets acquired (whether by merger, consolidation or otherwise) by the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person or such Person’s Subsidiaries, or the property or assets of the Person or such Person’s Subsidiaries, so acquired;

(5)encumbrance or restriction existing under applicable law, rule, regulation or order or any requirement of any regulatory body;

(6)in the case of Section 4.11(a)(4), Liens securing Indebtedness otherwise permitted to be incurred under Section 4.06 that limit the right of the debtor to dispose of the assets subject to such Liens;

(7)customary non-assignment provisions in leases, licenses or contracts;

(8)customary restrictions contained in (A) asset sale agreements that limit the transfer of such assets pending the closing of such sale and (B) any other agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)customary restrictions imposed by the terms of shareholders’, partnership or joint venture agreements; provided, however, that such restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership or joint venture;

(10)restrictions contained in Indebtedness of Restricted Subsidiaries permitted to be incurred under this Indenture, so long as such restrictions or encumbrances are customary for Indebtedness of the type incurred and which the Board of Directors of the Company determines in good faith will not adversely affect the Issuers’ ability to make payments of principal or interest on the Notes;

(11)encumbrance or restriction with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are necessary or advisable to effect the transactions contemplated under such Qualified Securitization Transaction in the good faith determination of the Company;

(12)restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; and

(13)encumbrance or restriction under any agreement that amends, extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (12), or in this clause (13); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Section 4.12	Limitation on Unrestricted Subsidiaries.

The Issuers may designate after the Issue Date any Subsidiary (other than a Subsidiary that is an issuer of the Notes) as an “Unrestricted Subsidiary” under this Indenture only if:

(a)no Default shall have occurred and be continuing at the time of or after giving effect to such designation;

(b)either (i) such Subsidiary has total assets of less than $1,000 or (ii) the Issuers would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to Section 4.04 in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s and its Restricted Subsidiaries’ Investments in such Subsidiary (including any guarantee of the obligations of such Unrestricted Subsidiary that will not be released concurrently with such designation but excluding any amounts attributable to Investments made prior to the Issue Date);

(c)such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(d)such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-recourse Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(e)such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuers or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary from and after the date of designation shall be deemed a Restricted Payment.

In the event of any such designation, the Issuers shall be deemed to have made an Investment pursuant to Section 4.04 for all purposes of this Indenture in an amount equal to the Designation Amount.  For purposes of the foregoing, the designation of a Subsidiary of an Issuer as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.  Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of an Issuer will be classified as a Restricted Subsidiary.

The Issuers may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if:

(a)no Default shall have occurred and be continuing at the time of and after giving effect to such revocation;

(b)all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(c)unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), (x) if prior to such revocation the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) immediately after giving effect to such proposed revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the revocation, the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (y) if prior to such revocation the Company could not incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) the Company’s Consolidated Fixed Charge Coverage Ratio does not decline as a result of such revocation.

All designations and revocations must be evidenced by a resolution of the Company’s Board of Directors delivered to the Trustee certifying compliance with the foregoing provisions.

Section 4.13	Provision of Financial Information.

(a)The Company shall furnish to the Holders of the Notes, to beneficial owners and prospective investors of the Notes, by posting such information on Intralinks or any comparable password-protected online data system, and will make such information readily available to any securities analyst or any market maker in the Notes who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment (provided that the Company shall post such information thereon and make readily available any password or other login information to any securities analyst or market maker), a copy of all of the information and reports referred to in clauses (1) and (2) below:

(1)all quarterly and annual financial information substantially in forms that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; provided that financial statements may omit the footnote disclosures omitted from the financial statements incorporated by reference into the Offering Memorandum; and

(2)promptly after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1.03, 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 3.02, 4.01, 4.02, 5.01 and 5.02(a), (b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K promulgated by the SEC) as in effect on the Issue Date if the Company were required to file such reports;

provided, however, that (i) in no event shall such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate financial statements for the Company, the Guarantors or other Subsidiaries the shares, if any, of which may in the future be pledged to secure the Notes or any Guarantee that would be required under (a) Section 3-09 of Regulation S-X to the extent that the Company determines in its good faith judgment that such information would not be material to the Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, (b) Section 3-10 of Regulation S-X or (c) Section 3-16 of Regulation S-X, respectively, promulgated by the SEC, (ii) in no event shall such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (iii) no such reports referenced under clause (2) above shall be required to be furnished if the Company determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Company and its Restricted Subsidiaries, taken as a whole, (iv) in no event shall such reports be required to include any information that is not otherwise similar to information currently included in or incorporated by reference into the Offering Memorandum, other than with respect to reports provided under clause (2) above and (v) in no event shall reports referenced in clause (2) above be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available.

All such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate.

If the Company files such reports electronically with the SEC within the applicable time periods required by this Indenture, the Company shall not be required to furnish such reports as specified above. The Trustee shall have no responsibility whatsoever to determine if such electronic filing has occurred.

(b)For so long as any Notes are outstanding, the Company shall also:

(1)within 15 Business Days after furnishing to the Trustee or making otherwise available as described above the annual and quarterly information required to be provided by the foregoing provisions, hold a conference call for holders of Notes, prospective investors and market makers (it being understood that the Company may limit participants to the extent it determines in good faith such limitations are prudent to ensure compliance with the Securities Act and other applicable securities laws) to discuss such reports and the results of operations for the relevant reporting period; and

(2)employ commercially reasonable means expected to reach Persons entitled to participate in such conference calls in accordance with the foregoing paragraph no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, to announce the time and date of such conference call and either including all information necessary to access the call or directing such Persons to contact the appropriate contact at the Company to obtain such information.

(c)Notwithstanding the foregoing, so long as the direct or indirect parent company continues to be or becomes a guarantor of the Notes, the reports, information and other documents required to be filed and provided in accordance with clauses (a) and (b) above will be those of such parent, rather than those of the Company so long as such filings would satisfy the SEC’s requirements (assuming the Notes were registered under Section 13(a) or Section 15(d) of the Exchange Act).

(d)In addition, so long as any of the Notes remain outstanding, the Issuers will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuers have either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

(e)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.14	Statement by Officers as to Default.

(a)The Issuers will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Issuers, an Officer’s Certificate, as to compliance herewith, including whether or not, after a review of the activities of the Issuers during such year and of the Issuers’ and each Guarantor’s and Holdings’ performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Issuers, Holdings and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Issuers, Holdings and the Guarantors with respect thereto.

(b)When any Default or Event of Default has occurred and is continuing, the Issuers shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer’s Certificate specifying such Default or Event of Default, within five Business Days after becoming aware of the occurrence of such Default or Event of Default.

ARTICLE 5

SUCCESSORS

Section 5.01	Consolidation, Merger or Sale of Assets.

(a)No Issuer will, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, unless at the time and after giving effect thereto:

(1)either (A) such Issuer will be the continuing corporation or (B) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Issuer and its Restricted Subsidiaries on a consolidated basis (the “Surviving Entity”) (i) shall be a corporation, limited liability company or partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that there shall be an obligor or a co-obligor that is a corporation, and (ii) shall expressly assume by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Issuer under the Notes and this Indenture, as the case may be, and the Notes and this Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2)after giving effect to such transaction, no Default or Event of Default exists;

(3)after giving effect to such transaction, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could (A) incur $1.00 of additional Indebtedness under the provisions of Section 4.03(a) or (B) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity is equal to or greater than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(4)at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5)at the time of the transaction, such Issuer or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent provided for in this Section 5.01(a) relating to such transaction have been complied with.

Notwithstanding Sections 5.01(a)(2) and (a)(3), (A) either Issuer  may consolidate with, merge into or transfer all or part of its properties and assets to the other Issuer; (B) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Restricted Subsidiary and (C) either Issuer may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing such Issuer’s jurisdiction of organization to another state of the United States.

(b)Each Guarantor will not, and the Issuers will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Issuers or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Issuers or any Guarantor), unless at the time and after giving effect thereto:

(1)(A) either (i) the Guarantor will be the continuing corporation or limited liability company, as the case may be, in the case of a consolidation or merger involving the Guarantor or (ii) the Person formed by or surviving such consolidation or merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor on a consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership (whether general or limited) or trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture and such Guarantee and this Indenture will remain in full force and effect;

(B)after giving effect to such transaction, no Default or Event of Default exists; and

(C)at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(2)the transaction is not prohibited by Section 4.07.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

Section 5.02	Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of any Issuer or any Guarantor, if any, in accordance with Section 5.01, the successor Person formed by such consolidation or into which such Issuer or such Guarantor, as the case may be, is merged, or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and/or the related Guarantee, as the case may be, with the same effect as if such successor Person had been named as such Issuer or such Guarantor, as the case may be, herein, in the Notes and/or in the Guarantee, as the case may be, and the applicable Issuer or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or its Guarantee, as the case may be.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

An “Event of Default” wherever used herein, means any one of the following events:

(1)there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)there shall be a default in the payment of all or any portion of the principal of any Note at its Maturity (upon acceleration, optional redemption, required repurchase, Mandatory Sinking Fund Redemption or otherwise);

(3)(a) there shall be a default in the performance, or breach, of any covenant or agreement of an Issuer or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1) or (2) above or in clause (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (1) to the Issuers by the Trustee or (2) to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in Section 5.01; (c) the Issuers shall have failed to make or consummate an Offer in accordance with the provisions of Section 4.07; or (d) the Issuers shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.09;

(4)(a) any default in the payment of the principal or premium, if any, on any Indebtedness when due under any of the agreements, indentures or instruments under which the Issuers, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness (other than Indebtedness owed to the Issuers or a Restricted Subsidiary) in excess of $25.0 million (“Material Indebtedness”) and such default shall have continued after giving effect to any applicable grace period and shall not have been cured or waived or (b) an event of default as defined in any of the agreements, indentures or instruments described in subclause (a) of this clause (4) shall have occurred and the Material Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(5)any Guarantee of any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuers not to be, in full force and effect and enforceable in accordance with its terms, except to the extent permitted by this Indenture and any such Guarantee;

(6)one or more final, non-appealable judgments or orders of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (net of any amounts to the extent that they are covered by insurance), either individually or in the aggregate, shall be rendered against an Issuer, any Guarantor or any Restricted Subsidiary which has not been discharged, fully bonded or stayed for a period of 60 consecutive days;

(7)there shall have been the entry of a decree or order that remains unstayed and in effect for 60 consecutive days by a court of competent jurisdiction under any applicable Bankruptcy Law (a) for relief in an involuntary case or proceeding in respect of such Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (b) adjudging such Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary bankrupt or insolvent or (c) seeking reorganization, arrangement, adjustment or composition under any applicable federal or state law of or in respect of such Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or (d) appointing a custodian of such Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of substantially all of the assets of such Issuer or such Significant Subsidiary, or ordering the winding up or liquidation of their affairs; or

(8)such Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries which collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding in respect of such Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) consents to the entry of a decree or order for debt relief in respect of such Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) files a petition or answer or consent seeking reorganization or debt relief in respect of such Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries under any Bankruptcy Law or applicable federal or state insolvency law, (d) consents to the filing of such petition for the appointment of, or taking possession by, a custodian of such Issuer, such Significant Subsidiary or such group of Restricted Subsidiaries or of substantially all of the assets of such Issuer or such Significant Subsidiary, (e) makes an assignment for the benefit of creditors, (f) admits in writing its inability to pay its debts generally as they become due or (g) takes any corporate action to authorize any such actions in this clause (8).

Section 6.02	Acceleration.

If an Event of Default (other than as specified in Section 6.01(7) or (8) with respect to an Issuer) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  If an Event of Default specified in Section 6.01(7) or (8) with respect to an Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(a)the Issuers have paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(b)all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default under this Indenture and its consequences, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

No Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless (a) such Holder has previously given notice to the Trustee of a continuing Event of Default; (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee under this Indenture and the Notes; (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice; and (e) the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.  Such limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors and Holdings), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i)to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;

(ii)to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)to the Issuers or to such party as a court of competent jurisdiction shall direct, including a Guarantor or Holdings, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)Except during the continuance of an Event of Default:

(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, if any, or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06	Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Issuers shall promptly notify the Trustee in writing when, if applicable, the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07	Compensation and Indemnity.

The Issuers, Holdings and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers, Holdings and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers, Holdings and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers, Holdings or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers, Holdings or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder.  The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the reasonable and documented fees and expenses of such counsel.  The Issuers, Holdings and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense determined to have been caused by the Trustee’s own willful misconduct or gross negligence.

The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary in Section 4.06 hereto, to secure the payment obligations of the Issuers, Holdings and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of the Trust Indenture Act Section 313(b)(2) to the extent applicable.  As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.08	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 60 days’ prior written notice and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days’ prior written notice.  The Issuers may remove the Trustee if:

(a)the Trustee fails to comply with Section 7.10;

(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)a custodian or public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.09	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against Issuers.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors and Holdings (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(b)the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)the rights, powers, trusts, duties and immunities of the Trustee; and

(d)this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.

Section 8.03	Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers, Holdings and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.14, clauses (2) through (5) of Section 5.01(a), and Section 5.01(b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), the Guarantees and the Parent Guarantee will be released pursuant to Section 10.06 and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any default thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) (as it relates to the covenants specified above), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and 6.01(8) (solely with respect to Restricted Subsidiaries) shall not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of and interest due on the outstanding Notes on the Stated Maturity thereof or, to the extent the Issuers have previously provided a notice of redemption with respect to the outstanding Notes, on the applicable Redemption Date or Mandatory Sinking Fund Payment Date;

(2)in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States stating that:

(a)the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel from independent counsel in the United States shall confirm that (subject to customary assumptions, qualifications and exclusions) the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States (subject to customary assumptions, qualifications and exclusions) confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(5)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any other material agreement to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound; and

(6)the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from independent counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.04 or 8.05, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05, as the case may be; provided that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuers, Holdings, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes without the consent of any Holder:

(1)to evidence the succession of another Person to the Issuers or a Guarantor, and the assumption by any such successor of the covenants of the Issuers or such Guarantor in this Indenture, the Notes and any Guarantee in accordance with Section 5.01;

(2)to add to the covenants of the Issuers, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, the Notes or any Guarantee;

(3)to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes, or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee;

(4)to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions, shall not materially adversely affect the interest of the Holders of the Notes;

(5)to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;

(6)to add collateral securing the Notes or to add a Guarantor under this Indenture;

(7)to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(8)[Reserved];

(9)in the sole discretion of the Issuers, to conform any provision of this Indenture to the provisions of the “Description of the OpCo Notes” contained in the Offering Memorandum to the extent such provision was intended to be a verbatim recital of a provision contained herein, as set forth in an Officer’s Certificate.

The Holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of this Indenture.

Section 9.02	With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, Holdings, each Guarantor party thereto, if any, and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes  then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)change the Stated Maturity of the principal of, or any installment of interest on, change any Mandatory Sinking Fund Payment Date or change to an earlier date any other Redemption Date (excluding any amendment or waiver of any minimum notice period for redemption which may be amended with the consent of the Issuers and the Holders of at least a majority of the Notes then outstanding) of, or waive a default in the payment of the principal of, premium, if any, (including in respect of a Mandatory Sinking Fund Redemption) or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or the Mandatory Sinking Fund Payment Amount (other than by a Pro Rata Reduction), or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable) in each case other than the provisions with respect to Section 4.09 and an Offer pursuant to Section 4.07;

(2)reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(3)modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

(4)amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of the Issuers or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee; or

(5)release any Guarantee of a Significant Subsidiary except in compliance with the terms of this Indenture.

Section 9.03	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04	Effect of Consents.

An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver, whether or not such Persons continue to be Holders after such record date.

Section 9.05	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amendment, supplement or waiver until each of the Board of Directors approves it.  In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).  Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Article 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

ARTICLE 10

GUARANTEES

Section 10.01	Guarantee.

Subject to this Article 10, each of the Guarantors and Holdings hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of, interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and Holdings shall be jointly and severally obligated to pay the same immediately.  Each Guarantor and Holdings agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors and Holdings hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor and Holdings hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee and the Parent Guarantee, as applicable, shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor and Holdings also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, Holdings or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers, the Guarantors or Holdings, any amount paid either to the Trustee or such Holder, the Guarantee and the Parent Guarantee, as applicable, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor and Holdings agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor and Holdings further agrees that, as between the Guarantors and Holdings, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee and the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors and Holdings for the purpose of the Guarantee and the Parent Guarantee, as applicable.  The Guarantors and Holdings shall have the right to seek contribution from any non-paying Guarantor or Holdings so long as the exercise of such right does not impair the rights of the Holders under the Guarantees and the Parent Guarantee.

Each Guarantee and the Parent Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation or reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, the Guarantees, or the Parent Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee or any provision of the Parent Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Guarantee and each payment to be made by Holdings in respect of the Parent Guarantee shall, in each case, be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 10.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 10.02	Limitation on Guarantor Liability.

Each Guarantor and Holdings, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor and the Parent Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee or the Parent Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders, the Guarantors and Holdings hereby irrevocably agree that the obligations of each Guarantor and Holdings shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor or Holdings that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor or Holdings in respect of the obligations of such other Guarantor and Holdings under this Article 10, result in the obligations of such Guarantor under its Guarantee and the obligations of Holdings under the Parent Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Guarantee and Holdings to the extent that it makes a payment under the Parent Guarantee shall, in each case, be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor or Holdings, as applicable, in an amount equal to such other Guarantor’s or Holdings’, as applicable,  pro rata portion of such payment based on the respective net assets of all the Guarantors and Holdings at the time of such payment determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

To evidence the Guarantee of each Guarantor and the Parent Guarantee each as set forth in Section 10.01, each Guarantor and Holdings hereby agrees that this Indenture shall be executed on behalf of such Guarantor and Holdings, as applicable, by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Guarantor or Holdings, or the sole member of the Guarantor, as the case may be, or any other officers of such Guarantor and Holdings or such sole member, as the case may be, acting at the direction of any such foregoing officer.  Each Guarantor and Holdings hereby agrees to execute a Notation of Guarantee substantially in the form included in Exhibit A hereto on each Note authenticated and delivered by the Trustee.

Each Guarantor hereby agrees that the Guarantee, and Holdings agrees that the Parent Guarantee, each as set forth in Section 10.01 shall, in each case, remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee or Parent Guarantee, as applicable, on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee or the Parent Guarantee, as applicable, shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee by the Guarantors and the due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Guarantors and Holdings, as applicable.

Section 10.04	Subrogation.

Each Guarantor and Holdings shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor or Holdings, as applicable, pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, neither any Guarantor nor Holdings shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 10.05	Benefits Acknowledged.

Each Guarantor and Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by such Guarantor pursuant to its Guarantee and by Holdings pursuant to the Parent Guarantee, as applicable, are knowingly made in contemplation of such benefits.

Section 10.06	Release of Guarantees.

Notwithstanding any other provision of this Indenture, any Guarantee by a Restricted Subsidiary and the Parent Guarantee by Holdings shall be automatically and unconditionally released and discharged upon:

(1)satisfaction and discharge of this Indenture in compliance with Article 11;

(2)a Legal Defeasance or Covenant Defeasance of this Indenture;

(3)in the case of any Guarantee by a Restricted Subsidiary, such Subsidiary ceasing to constitute a Restricted Subsidiary in a transaction that complies with this Indenture (whether upon a sale, exchange, transfer or disposition of Capital Stock in such Restricted Subsidiary (including by way of merger or consolidation), or the designation of such Restricted Subsidiary as an Unrestricted Subsidiary or the sale or disposition of all of the assets of such Guarantor made in compliance with this Indenture);

(4)the merger or dissolution of a Guarantor or Holdings into the Issuers, another Guarantor or Holdings, or the transfer or sale of all or substantially all of the assets of a Guarantor to the Issuers or another Guarantor;

(5)in the case of any Guarantee provided pursuant to the last sentence of Section 4.08 such Subsidiary no longer guaranteeing the payment of any Indebtedness of the Company, or any other Guarantor; or

(6)in the case of a Parent Guarantee provided pursuant to Section 4.13(c), the Company no longer providing reports, information and other documents required to be filed and provided in accordance with Section 4.13(a) and (b) of such parent entity.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes as is herein expressly provided) as to all Notes, when:

(1)either (A) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Maturity Date within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; or

(2)the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or Government Securities or a combination thereof sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or Redemption Date;

(3)after giving effect thereto, no Default or Event of Default shall have occurred and be continuing under any Indebtedness of the Issuers or any Restricted Subsidiary on the date of such deposit;

(4)such satisfaction and discharge will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuers or any Restricted Subsidiary is a party or by which the Issuers or any Restricted Subsidiary is bound;

(5)the Issuers or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Issuers; and

(6)the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from independent counsel, each stating that all conditions precedent under this Section 11.01 relating to the satisfaction and discharge of such Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (2) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02	Application of Trust Money.

Subject to the provisions of Section 8.06, all money or Government Securities deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’, Holdings’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 12.02	Notices.

Any notice or communication by the Issuers, Holdings, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers, Holdings and/or any Guarantor:

c/o Tops Holding II Corporation
PO Box 1027
Buffalo, New York  14240-1027
Facsimile:  (716) 635-5922
Attention:  Legal Department

If to the Trustee:

U.S. Bank National Association
100 Wall Street
Suite 1600
New York, New York  10005
Fax No.:  (212) 509-3384
Attention:  Beverly A. Freeney

The Issuers, Holdings, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers, Holdings or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(a)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, member or stockholder of the Issuers, Holdings or any Guarantor, as such, will have any liability for any obligations of the Issuers, Holdings or the Guarantors under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08	Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in the City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding borough in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law.

Section 12.09	Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.10	Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors.  All agreements of each Guarantor and Holdings in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.11	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 12.13	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14	USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

[Signatures on following pages]

TOPS MARKETS II CORPORATION

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

TOPS HOLDING LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

[Signature Page to Indenture]

TOPS HOLDING II CORPORATION, as Holdings

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

TOPS GIFT CARD COMPANY, LLC, as Guarantor

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

TOPS PT, LLC, as Guarantor

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

TOPS MARKETS, LLC, as Guarantor

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

ERIE LOGISTICS LLC, as Guarantor

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chairman and Chief Executive Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A-1

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

A-1-1

CUSIP  [            ]

   ISIN  [            ]1

[RULE 144A][REGULATION S] GLOBAL NOTE
9.000% Senior Amortizing Notes due 2021

No.	[$	]

TOPS MARKETS II CORPORATION
and
TOPS HOLDING LLC

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on March 15, 2021.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

1	Rule 144A Note CUSIP: 89078Y AB1

Rule 144A Note ISIN:  US89078YAB11

Regulation S Note CUSIP:  U8909P AB2

Regulation S Note ISIN:  USU8909PAB23

A-1-2

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

TOPS MARKETS II CORPORATION

By:
Name:
Title:

TOPS HOLDING LLC

By:
Name:
Title:

A-1-3

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:  [               ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-1-4

[Back of Note]

9.000% Senior Amortizing Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.INTEREST.  Tops Markets II Corporation, a Delaware corporation (“Tops Markets II”) and Tops Holding LLC, a Delaware limited liability company (the “Company” and, together with Tops Markets II, the “Issuers”), promise to pay interest on the principal amount of this Note at 9.000% per annum from August 9, 2017 until maturity.  The Issuers will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 15, 2018.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to the Holders.  The Issuers or any of their Subsidiaries may act in any such capacity.

4.INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of August 9, 2017 (the “Indenture”), among the Issuers, the Guarantors named therein, Holdings and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuers designated as their 9.000% Senior Amortizing Notes due 2021.  The Issuers shall not have the ability to issue additional Notes under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-1-5

5.OPTIONAL REDEMPTION.

(a)At any time prior to the Maturity Date, the Issuers may redeem all or a portion of the Notes, on not less than 10 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to (but not including) the Redemption Date, subject to the rights of holders of record on relevant Record Dates to receive interest due on an Interest Payment Date.

(b)Except in connection with a Mandatory Sinking Fund Redemption for which the selection mechanic is set forth in Section 6(c) below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable and in any event in accordance with the procedures of the Depositary.

(c)In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers and their respective Affiliates may purchase Notes in open-market transactions, negotiated transactions, tender offers or otherwise.

6.MANDATORY REDEMPTION PRIOR TO MATURITY; MANDATORY SINKING FUND

(a)The Issuers shall be required to make Mandatory Sinking Fund Redemptions (each such redemption, a “Mandatory Sinking Fund Redemption”), prior to the Maturity Date, on September 15 of each year, commencing September 15, 2018 equal to the Mandatory Sinking Fund Payment Amount plus accrued interest to the Mandatory Sinking Fund Payment Date and without premium, as follows:

Mandatory Sinking Fund Payment Date	Mandatory Sinking Fund Payment Amount
September 15, 2018	$13,000,000
September 15, 2019	$17,000,000
September 15, 2020	$20,000,000
March 15, 2021*	Balance

(b)The Mandatory Sinking Fund Payment Amounts are subject to reductions on a pro rata basis based on (i) any partial redemptions of the Notes pursuant to the Indenture or (ii) the principal amount of any Notes purchased by the Issuers in open-market transactions, tender offers or otherwise; provided that in the case of clause (ii), such Notes are delivered to the Trustee for cancellation pursuant to Section 2.11 of the Indenture (a “Pro Rata Reduction”).

*	Maturity Date.

A-1-6

(c)For each Mandatory Sinking Fund Redemption, the Notes then-outstanding shall be redeemed pursuant to such Mandatory Sinking Fund Redemption on a pro rata basis and in accordance with Depositary procedures.

7.NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption (including in respect of a Mandatory Sinking Fund Redemption) will be delivered electronically or by first-class mail at least 10 days but not more than 60 days before the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, interest ceases to accrue on Notes or portions thereof called for redemption.

8.OFFERS TO REPURCHASE.

(a)If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control Offer.  In the Change of Control Offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date).  The Change of Control Offer shall be made in accordance with Section 4.09 of the Indenture.

(b)Under certain circumstances described in the Indenture, the Issuers will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Permitted Additional Pari Passu Indebtedness.  The Offer shall be made in accordance with Section 4.07 of the Indenture.

9.DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 Business Days before the mailing of a notice of redemption of Notes to be redeemed.

10.PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

A-1-7

12.DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default (other than as specified in Section 6.01(7) or 6.01(8) of the Indenture with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default, as specified in Section 6.01(7) or 6.01(8) of the Indenture, occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.  Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuers, Holdings and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

13.AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.GOVERNING LAW.  THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.CUSIP/ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuers at the following address:

Tops Holding II Corporation
PO Box 1027
Buffalo, New York  14240-1027
Facsimile:  (716) 635-5922
Attention:  Legal Department

A-1-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.07 ☐ Section 4.09

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

__________________

*This schedule should be included only if the Note is issued in global form.

A-1-11

Notation of Guarantee

Pursuant to the Indenture, dated as of August 9, 2017 (the “Indenture”), among Tops Markets II Corporation (“Tops Markets II”), Tops Holding LLC (the “Company” and, together with the Tops Markets II, the “Issuers”), the Guarantors named therein, Tops Holding II Corporation (“Holdings”) and the Trustee named therein, each Guarantor and Holdings, subject to the provisions of Article 10 of the Indenture, hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and Holdings shall be jointly and severally obligated to pay the same immediately.  Each Guarantor and Holdings agrees that this is a guarantee of payment and not a guarantee of collection.

[Signature page follows]

A-1-12

[ ],
as Guarantors

By:
Name:
Title:

A-1-13

EXHIBIT A-2

[Face of Regulation S Temporary Note]

[Insert Regulation S Temporary Global Note Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the IAI Note Legend, if applicable, pursuant to the provisions of the Indenture]

A-2-1

CUSIP  U8909P AB2

ISIN  USU8909PAB23

[TEMPORARY REGULATION S]
9.000% Senior Amortizing Notes due 2021

No.	[$	]

TOPS MARKETS II CORPORATION
and
TOPS HOLDING LLC

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Regulation S Temporary Global Note attached hereto] [of ________________________ United States Dollars] on March 15, 2021.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

A-2-2

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

TOPS MARKETS II CORPORATION

By:
Name:
Title:

TOPS HOLDING LLC

By:
Name:
Title:

A-2-3

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:  [               ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2-4

[Back of Note]

9.000% Senior Amortizing Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.INTEREST.  Tops Markets II Corporation, a Delaware corporation (“Tops Markets II”) and Tops Holding LLC, a Delaware limited liability company (the “Company” and, together with Tops Markets II, the “Issuers”), promise to pay interest on the principal amount of this Note at 9.000% per annum from August 9, 2017 until maturity.  The Issuers will pay interest  semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be March 15, 2018.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Until this Regulations S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as the other Notes under the Indenture.

2.METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to the Holders.  The Issuers or any of their Subsidiaries may act in any such capacity.

4.INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of August 9, 2017 (the “Indenture”), among the Issuers, the Guarantors named therein, Holdings and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuers designated as their 9.000% Senior Amortizing Notes due 2021.  The Issuers shall not have the ability to issue additional Notes under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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5.OPTIONAL REDEMPTION.

(a)At any time prior to the Maturity Date, the Issuers may redeem all or a portion of the Notes, on not less than 10 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to (but not including) the Redemption Date, subject to the rights of holders of record on relevant Record Dates to receive interest due on an Interest Payment Date.

(b) Except in connection with a Mandatory Sinking Fund Redemption for which the selection mechanic is set forth in Section 6(c) below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable and in any event in accordance with the procedures of the Depositary.

(c)In addition to the Issuers’ rights to redeem the Notes as set forth above, the Issuers and their respective Affiliates may purchase Notes in open-market transactions, negotiated transactions, tender offers or otherwise.

6.MANDATORY REDEMPTION PRIOR TO MATURITY; MANDATORY SINKING FUND

(a)The Issuers shall be required to make Mandatory Sinking Fund Redemptions (each such redemption, a “Mandatory Sinking Fund Redemption”), prior to the Maturity Date, on September 15 of each year, commencing September 15, 2018 equal to the Mandatory Sinking Fund Payment Amount plus accrued interest to the Mandatory Sinking Fund Payment Date and without premium, as follows:

Mandatory Sinking Fund Payment Date	Mandatory Sinking Fund Payment Amount
September 15, 2018	$13,000,000
September 15, 2019	$17,000,000
September 15, 2020	$20,000,000
March 15, 2021*	Balance

(b)The Mandatory Sinking Fund Payment Amounts are subject to reductions on a pro rata basis based on (i) any partial redemptions of the Notes pursuant to the Indenture or (ii) the principal amount of any Notes purchased by the Issuers in open-market transactions, tender offers or otherwise; provided that in the case of clause (ii), such Notes are delivered to the Trustee for cancellation pursuant to Section 2.11 of the Indenture (a “Pro Rata Reduction”).

*	Maturity Date.

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(c)For each Mandatory Sinking Fund Redemption, the Notes then-outstanding shall be redeemed pursuant to such Mandatory Sinking Fund Redemption on a pro rata basis and in accordance with Depositary procedures.

7.NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption (including in respect of a Mandatory Sinking Fund Redemptions) will be delivered electronically or by first-class mail at least 10 days but not more than 60 days before the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date or the Mandatory Sinking Fund Payment Date, as applicable, interest ceases to accrue on Notes or portions thereof called for redemption.

8.OFFERS TO REPURCHASE.

(a)If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control Offer.  In the Change of Control Offer, the Issuers will offer to purchase all of the Notes, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (subject to the rights of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date).  The Change of Control Offer shall be made in accordance with Section 4.09 of the Indenture.

(b)Under certain circumstances described in the Indenture, the Issuers will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Permitted Additional Pari Passu Indebtedness.  The Offer shall be made in accordance with Section 4.07 of the Indenture.

9.DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 Business Days before the mailing of a notice of redemption of Notes to be redeemed.

10.PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

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12.DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default (other than as specified in Section 6.01(7) or 6.01(8) of the Indenture with respect to an Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default, as specified in Section 6.01(7) or 6.01(8) of the Indenture, occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.  Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuers and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuers propose to take with respect thereto.

13.AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.GOVERNING LAW.  THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.CUSIP/ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuers at the following address:

Tops Holding II Corporation
PO Box 1027
Buffalo, New York  14240-1027
Facsimile:  (716) 635-5922
Attention:  Legal Department

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.07 ☐ Section 4.09

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE*

The initial outstanding principal amount of this Regulation S Temporary Global Note is $__________.  The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Regulation S Temporary Global Note or for a Definitive Note, or exchanges of a part of another Regulation S Temporary Global or Definitive Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Regulation S Temporary Global Note	Amount of increase in Principal Amount of this Regulation S Temporary Global Note	Principal Amount of this Regulation S Temporary Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

__________________

*This schedule should be included only if the Note is issued in global form.

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Notation of Guarantee

Pursuant to the Indenture, dated as of August 9, 2017 (the “Indenture”), among Tops Markets II Corporation (“Tops Markets II”), Tops Holding LLC (the “Company” and, together with the Tops Markets II, the “Issuers”), the Guarantors named therein, Tops Holding II Corporation (“Holdings”) and the Trustee named therein, each Guarantor and Holdings, subject to the provisions of Article 10 of the Indenture, hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder, that: (a) the principal of, interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and Holdings shall be jointly and severally obligated to pay the same immediately.  Each Guarantor and Holdings agrees that this is a guarantee of payment and not a guarantee of collection.

[Signature page follows]

A-2-13

[ ],
as Guarantors

By:
Name:
Title:

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Tops Holding II Corporation

PO Box 1027
Buffalo, New York 14240-1027
Facsimile:  (716) 635-5922
Attention:  Legal Department

U.S. Bank National Association
100 Wall Street – Suite 1600
New York, New York 10005
Fax No.:  (212) 509-3384
Attention:  Beverly A. Freeney

Re:  9.000% Senior Amortizing Notes due 2021

Reference is hereby made to the Indenture, dated as of August 9, 2017 (the “Indenture”), among Tops Markets II Corporation, Tops Holding LLC, Holdings, the Guarantors named therein and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note Indenture and the Securities Act.

3.☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5.☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUERS.

6.☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUERS.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)☐ a beneficial interest in the:

(i)☐ 144A Global Note (CUSIP [        ]), or

(ii)☐ Regulation S Global Note (CUSIP [        ]), or

(b)☐ a Restricted Definitive Note.

2.After the Transfer the Transferee will hold:

[CHECK ONE]

(a)☐ a beneficial interest in the:

(i)☐ 144A Global Note (CUSIP [        ]), or

(ii)☐ Regulation S Global Note (CUSIP [        ]), or

(iii)☐ Unrestricted Global Note (CUSIP [        ]), or

(b)☐ a Restricted Definitive Note; or

(c)☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT B-1

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Tops Holding II Corporation

PO Box 1027
Buffalo, New York 14240-1027
Facsimile:  (716) 635-5922
Attention:  Legal Department

U.S. Bank National Association
100 Wall Street – Suite 1600
New York, New York 10005
Fax No.:  (212) 509-3384
Attention:  Beverly A. Freeney

Re:  9.000% Senior Amortizing Notes due 2021

Reference is hereby made to the Indenture, dated as of August 9, 2017 (the “Indenture”), among Tops Markets II Corporation, Tops Holding LLC, Holdings, the Guarantors named therein and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of Definitive Note, we confirm that:

1.We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, (F) in accordance with Rule 144 under the Securities Act or (G) in accordance with another exemption from the registration requirements of the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (G) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

B-1-1

3.We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Tops Holding II Corporation

PO Box 1027
Buffalo, New York 14240-1027
Facsimile:  (716) 635-5922
Attention:  Legal Department

U.S. Bank National Association
100 Wall Street – Suite 1600
New York, New York 10005
Fax No.:  (212) 509-3384
Attention:  Beverly A. Freeney

Re:  9.000% Senior Amortizing Notes due 2021

Reference is hereby made to the Indenture, dated as of August 9, 2017 (the “Indenture”), among Tops Markets II Corporation, Tops Holding LLC, Holdings, the Guarantors named therein and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.

b)☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.

c)☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.

d)☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuers.

2)EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  [  ] 144A Global Note  [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE ISSUERS.

4)☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUERS.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Tops Markets II Corporation, a Delaware corporation (“Tops Markets II”), and/or Tops Holding LLC, a Delaware limited liability company (the “Company” and, together with Tops Markets II, the “Issuers”) and U.S. Bank National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company, Tops Markets II, Holdings (as defined in the Indenture referred to below) and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 9, 2017, providing for the issuance of $67,511,000 aggregate principal amount of 9.000% Senior Amortizing Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)Agreement to be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3)Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to Guarantee to each Holder of the Notes and the Trustee the Indenture Obligations pursuant to Article 10 of the Indenture.

(4)No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any Obligations of the Issuers or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

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(5)Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(9)Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(10)Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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